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                                                                   EXHIBIT 99.1


                                   [AFC LOGO]


PRESS RELEASE

AFC ENTERPRISES AMENDS CREDIT FACILITY

LENDERS EXTEND FILING TIMEFRAME
COMPANY ANNOUNCES THIRD QUARTER 2003 BUSINESS REVIEW CONFERENCE CALL AND WEBCAST

ATLANTA, Oct. 30 -- AFC Enterprises, Inc. (Pink Sheets: AFCE - News), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today announced that the lenders participating in its credit facility have agreed to an amendment which allows the Company until December 15, 2003, for the filing of its Annual Report on Form 10-K.

The amendment also extends the filing timeframe requirement for its quarterly reports on Form 10-Q for each of the first three quarters of 2003 until February 28, 2004. Under the terms of the amendment, AFC will prepay up to $32 million of its term loans, representing approximately 50 percent of the total remaining estimated net proceeds from the sale of certain operations of Seattle Coffee Company on July 14, 2003, which were placed in a cash collateral account under the terms of a previous amendment. The Company's revolving line of credit will also, temporarily, be reduced to $65 million, from $75 million, until it files and delivers all of the required financial statements and demonstrates a total leverage ratio of not greater than 2 to 1, at which time its revolving line of credit limit will return to its original amount.

The Company continues to work diligently to complete the restatements and audit of its financial statements for 2002, 2001 and 2000 and to file its 2002 Form 10-K, as well as its quarterly reports on Form 10-Q for the first three quarters of 2003, as soon as possible.

In addition, AFC announced that its third quarter 2003 business review would be released after the market close on Tuesday, November 4, 2003. The Company will host a conference call with the investment community on Wednesday, November 5, 2003, at 9:00 A.M. ET to discuss its third quarter 2003 operational results. The third quarter 2003 business review will focus on AFC's key performance drivers in the third quarter 2003, in addition to an overall update on the business.

A live listen-only webcast of the conference call will be available on the AFC website at http://www.afce.com . A replay of the conference call and the question/answer session will be available at the Company's website, or through a dial-in number, for 90 days following the call.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,015 restaurants, bakeries and cafes as of September 7, 2003, in the United States, Puerto Rico and 35 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R), and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.

AFC Contact Information:

Felise Glantz Kissell, Vice President, Investor Relations & Finance (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits, Audit Committee investigation and the restatement of the our


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financial statements, the delisting of our securities from the Nasdaq National
Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.